AGREEMENT AND PLAN OF REORGANIZATION

        AGREEMENT AND PLAN OF REORGANIZATION dated as of October 13, 2005 (the "Agreement"), between THE ADVISORS' INNER CIRCLE FUND (the "Acquired Fund Trust"), a Massachusetts business trust, on behalf of ANALYTIC DEFENSIVE EQUITY FUND (the "Acquired Fund"), and OLD MUTUAL ADVISOR FUNDS (the "Acquiring Fund Trust"), a Delaware statutory trust, on behalf of OLD MUTUAL ANALYTIC DEFENSIVE EQUITY FUND (the "Acquiring Fund"). All agreements, representations, actions, obligations and covenants described herein made or to be taken or undertaken by the Acquired Fund and the Acquiring Fund are made and shall be taken or undertaken by the Acquired Fund Trust on the Acquired Fund's behalf and by the Acquiring Fund Trust on the Acquiring Fund's behalf.

        This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g). The reorganization will consist of the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for Class A, Class C and Class Z shares of beneficial interest, par value $0.001 per share, of the Acquiring Fund (the "Acquiring Fund Shares") and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund and the distribution, after the Closing Date hereinafter referred to, of the Acquiring Fund Shares to the holders of Class A, Class C and Institutional Class shares, as applicable, of the Acquired Fund in complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement (the "Reorganization"). The parties hereto intend that the Reorganization will qualify as a "reorganization" as defined in Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (the "Code").

        WHEREAS, the Acquired Fund is a series of the Acquired Fund Trust, a registered, open-end management investment company, and the Acquiring Fund is a series of the Acquiring Fund Trust, a registered, open-end management investment company;

        WHEREAS, the Acquired Fund Trust's Board has determined that the Reorganization is in the best interests of the Acquired Fund and the Acquired Fund's shareholders and that the interests of the Acquired Fund's existing shareholders will not be diluted as a result of the Reorganization; and

        WHEREAS, the Acquiring Fund Trust's Board has determined that the Reorganization is in the best interests of the Acquiring Fund:

        NOW THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties agree as follows:

1.      THE REORGANIZATION.

        1.1 Subject to the requisite approval of the Acquired Fund's shareholders and the other terms and conditions contained herein, the Acquired Fund agrees to assign, transfer and convey to the Acquiring Fund all of the assets of the Acquired Fund, as set forth in paragraph 1.2, and the Acquiring Fund agrees in exchange therefor: (a) to deliver to the Acquired Fund the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares, determined as set forth in paragraph 2.3; and (b) to assume all of the liabilities of the Acquired Fund, as set forth in paragraph 1.3. Such transactions shall take place at the closing (the "Closing") as of the close of business on the closing date (the "Closing Date") provided for in paragraph 3.1. In lieu of delivering certificates for the Acquiring Fund Shares, the Acquiring Fund shall credit the Acquiring Fund Shares to the Acquired Fund's account on the books of the Acquiring Fund and shall deliver a confirmation thereof to the Acquired Fund.

        1.2     (a)     The assets of the Acquired Fund to be transferred to the
        Acquiring Fund shall consist of all assets and property, tangible and intangible, including, without limitation, all portfolio securities, cash, cash equivalents, commodities and futures interests, dividends and interests receivable, and all contractual rights and causes of action that are owned by the Acquired Fund, and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund, on the Closing Date (the "Assets"). The Acquiring Fund also shall be entitled to receive copies of all books and records that pertain to the Acquired Fund that the Acquired Fund Trust is required to maintain under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules of the Securities and Exchange Commission (the "Commission") thereunder.

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                (b)     The Assets shall be delivered to Wachovia Bank, National
        Association, 123 S. Broad Street, Philadelphia, Pennsylvania 19109, the Acquiring Fund's custodian ("Wachovia"), for the account of the Acquiring Fund, with all securities not in bearer or book-entry form duly endorsed, or accompanied by duly executed separate assignments or stock powers, in proper form for transfer, with signatures guaranteed, and with all necessary stock transfer stamps, sufficient to transfer good and marketable title thereto (including all accrued interest and dividends and rights pertaining thereto) to Wachovia for the account of the Acquiring Fund free and clear of all liens, encumbrances, rights, restrictions and claims. All cash so delivered shall be in the form of immediately available funds payable to the order of Wachovia for the account of the Acquiring Fund.

        1.3 The Acquired Fund will, to the extent permissible and consistent with its own investment objective and policies, endeavor to discharge all of its liabilities and obligations prior to the Closing Date. The Acquiring Fund shall assume all remaining liabilities of, allocated or attributable to, the Acquired Fund, whether known or unknown, accrued or unaccrued, absolute or contingent or conditional or unmatured (the "Liabilities"). Without limiting the foregoing, Acquiring Fund Trust agrees to assume the obligation of Acquired Fund Trust to indemnify and hold harmless the trustees and officers of Acquired Fund Trust with respect to any action or omission or alleged action or omission relating to the Acquired Fund prior to the Reorganization, including the obligation to advance expenses, to the maximum extent permitted by applicable law and as set forth in Acquired Fund Trust's Agreement and Declaration of Trust, as amended (the "Acquired Fund Trust's Charter"), and By-Laws.

        1.4 The Acquired Fund will pay or cause to be paid to the Acquiring Fund any dividends and interest received on or after the Closing Date with respect to the Assets transferred to the Acquiring Fund hereunder. The Acquired Fund will transfer to the Acquiring Fund any distributions, rights or other assets received by the Acquired Fund after the Closing Date as distributions on or with respect to the securities transferred. Such assets shall be deemed included in the Assets and shall not be separately valued.

        1.5 As soon after the Closing Date as is conveniently practicable, the Acquired Fund will distribute pro rata to holders of record of the Acquired Fund's Class A and Class C shares, determined as of the close of business on the Closing Date, Class A and Class C Acquiring Fund Shares, respectively, and will distribute pro rata to holders of record of the Acquired Fund's Institutional Class shares, determined as of the close of business on the Closing Date, Class Z shares received by the Acquired Fund (holders of record of the Acquired Fund's shares as of the Closing Date, "Acquired Fund Shareholders") pursuant to paragraph 1.1, and will completely liquidate. Such distribution and liquidation will be accomplished, with respect to each class of the Acquired Fund's shares, by the transfer of the applicable class of Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders and representing the respective pro rata number of the applicable class of Acquiring Fund Shares due such shareholders. All issued and outstanding shares of the Acquired Fund simultaneously will be canceled on the books of the Acquired Fund.

        1.6 Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Acquiring Fund Shares will be issued in the manner described in the Acquiring Fund's then-current prospectus(es) and statement of additional information (collectively, the "Acquiring Fund's Prospectus"); the Acquiring Fund, however, will not issue share certificates in the Reorganization.

        1.7 Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

        1.8 Any reporting responsibility of the Acquired Fund, including the responsibility for filing regulatory reports, tax returns, or other documents with the Commission, any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund and Acquired Fund Trust.

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2.      VALUATION.

        2.1 The value of the Assets shall be the value of such Assets computed as of the close of trading on the floor of the New York Stock Exchange (usually 4:00 p.m., Eastern time) on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Acquiring Fund Trust's Agreement and Declaration of Trust, as amended (the "Acquiring Fund Trust's Charter"), and the Acquiring Fund's Prospectus, which are and shall be consistent with the policies currently in effect for the Acquired Fund Trust and Acquired Fund.

        2.2 The net asset value of each Class A, Class C and Class Z Acquiring Fund Share, respectively, shall be the net asset value per share computed as of the Valuation Date, using the valuation procedures set forth in the Acquiring Fund Trust's Charter and the Acquiring Fund's Prospectus, which are and shall be consistent with the policies currently in effect for the Acquired Fund Trust and Acquired Fund.

        2.3 The number of Class A, Class C and Class Z Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Acquired Fund's net assets shall be determined by dividing the value of the net assets attributable to Class A, Class C and Institutional Class shares, respectively, of the Acquired Fund determined using the same valuation procedures referred to in paragraph 2.1 by the net asset value of one Class A, Class C and Class Z Acquiring Fund Share, determined in accordance with paragraph 2.2.

        2.4 Any computations of value of assets shall be made in accordance with the regular practices of Old Mutual Fund Services ("Fund Services"), as fund accountant for the Acquiring Fund, and shall be subject to verification by the Acquired Fund and its independent accountants of the prices used in such computations.

3.      CLOSING AND CLOSING DATE.

        3.1 The Closing Date shall be December 9, 2005, or such other date as to which the parties, through their duly authorized officers, may mutually agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date, unless otherwise agreed to by the parties. The Closing shall be held at 2:30 p.m. at the offices of Acquiring Fund Trust, 4643 South Ulster Street, Suite 600, Denver, Colorado 80237, or such other time and/or place as to which the parties may mutually agree.

        3.2 The Acquired Fund shall direct Union Bank of California, 475 Sansome Street 15th Floor, San Francisco, California 94111, as custodian for the Acquired Fund (the "Custodian"), to deliver at the Closing a certificate of an authorized officer of the Custodian stating that: (i) the Assets have been delivered in proper form to the Acquiring Fund within two business days prior to or on the Closing Date and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment thereof has been made. The Acquired Fund's portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian to Wachovia as custodian for the Acquiring Fund for examination no later than five business days preceding the Closing Date and shall be transferred and delivered by the Acquired Fund as of the Closing Date for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Custodian shall deliver as of the Closing Date by book entry, in accordance with the customary practices of such depositories and the Custodian, the Acquired Fund's portfolio securities and instruments deposited with a securities depository, as defined in Rule 17f-4 under the 1940 Act. The cash to be transferred by the Acquired Fund shall be delivered to Wachovia by wire transfer of federal funds on the Closing Date.

        3.3 If on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on said exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when such trading shall have been fully resumed and such reporting shall have been restored.

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        3.4     The Acquired Fund shall direct DST Systems, Inc., 330 W. 9th
Street, Kansas City, Missouri 64105, as transfer agent for the Acquired Fund (the "Transfer Agent"), to deliver at the Closing a certificate of an authorized officer of the Transfer Agent stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number, share class and percentage ownership of outstanding Acquired Fund shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Acquired Fund Trust, or provide evidence satisfactory to the Acquired Fund Trust that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, receipts or other documents as such other party or its counsel may reasonably request.

4.      REPRESENTATIONS AND WARRANTIES.

        4.1 The Acquired Fund Trust, on behalf of the Acquired Fund, represents and warrants to the Acquiring Fund Trust, on behalf of the Acquiring Fund, as follows:

                (a) The Acquired Fund is a duly established and designated series of the Acquired Fund Trust, a voluntary association with transferable shares of the type commonly referred to as a Massachusetts business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts, with power to own all of its properties and assets, to carry on its business as it is now being conducted and to carry out its obligations under this Agreement.

                (b) The Acquired Fund Trust is registered under the 1940 Act as an open-end management investment company, and the Acquired Fund's shares are registered under the Securities Act of 1933, as amended (the "1933 Act"), and such registrations have not been revoked or rescinded and are in full force and effect.

                (c) The current prospectus(es) and statement of additional information of the Acquired Fund and each prospectus and statement of additional information of the Acquired Fund used during the three years prior to the date of this Agreement conform or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not and did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

                (d) The Acquired Fund is not, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of the Acquired Fund Trust's Charter or its By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund Trust is a party on behalf of the Acquired Fund or by which the Acquired Fund is bound; or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquired Fund Trust is a party on behalf of the Acquired Fund or by which the Acquired Fund is bound.

                (e) The Acquired Fund has no material contracts or other commitments outstanding (other than this Agreement) that will be terminated with liability to the Acquired Fund on or prior to the Closing Date.

                (f) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act and by state securities laws.

                (g) No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to its knowledge threatened against the Acquired Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquired Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

                (h) The Statement of Assets and Liabilities, Statement of Operations, Statements of Changes in Net Assets and Schedule of Investments (indicating their market values) of the Acquired Fund for the fiscal year ended December 31, 2004, which have been audited as of that date by PricewaterhouseCoopers LLP, independent public registered accounting firm, and the Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets and Schedule of Investments of the Acquired Fund for the semi-annual period ended June 30, 2005 are in accordance with generally accepted accounting principles, and such statements and schedule (copies of which have been furnished to the Acquiring Fund) present fairly, in all material respects, the financial condition of the Acquired Fund as of such dates, and there are no known contingent liabilities of the Acquired Fund as of such date not disclosed therein.

                (i) On the Closing Date, the Acquired Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver the Assets free of any liens or other encumbrances, and upon delivery and payment for the Assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to and accepted by the Acquiring Fund.

                (j) Since December 31, 2004, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as disclosed to and accepted by the Acquiring Fund.

                (k) At the Closing Date, all federal and other tax returns and reports of the Acquired Fund required by law then to be filed shall have been filed and are correct in all material respects, and all federal and other taxes shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquired Fund Trust's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns.

                (l) The Acquired Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company, has elected to be treated as such, and has been eligible to and has computed its federal income tax under Section 852 of the Code for all taxable years or periods (to the extent applicable) ending on or prior to the Closing Date.

                (m) All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Acquired Fund Trust (recognizing that under Massachusetts law, shareholders could under certain circumstances be held personally liable for the Acquired Fund's obligations) and have been offered and sold in every state, the District of Columbia and Puerto Rico in compliance with applicable registration requirements of the 1933 Act and state securities laws. All of the issued and outstanding shares of the Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, as provided in paragraph 3.4. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund's shares, nor is there outstanding any security convertible into any of the Acquired Fund's shares.

                (n) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Acquired Fund Trust's Board, subject to the approval of the Acquired Fund's shareholders, and assuming the due authorization, execution and delivery of this Agreement by the Acquiring Fund Trust, this Agreement constitutes the valid and legally binding obligation of the Acquired Fund Trust, on behalf of the Acquired Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law).

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                (o)     The information to be furnished by the Acquired Fund
        Trust, on behalf of the Acquired Fund, for use in registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory authority (including the National Association of Securities Dealers, Inc.), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto.

                (p) The proxy statement of the Acquired Fund (the "Proxy Statement") included in the Registration Statement referred to in paragraph 5.5, insofar as it relates to the Acquired Fund, will, on the effective date of the Registration Statement and on the Closing Date,
        (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading; provided, however, that the representations and warranties in this subparagraph (p) shall apply only to statements in or omissions from the Proxy Statement and the Registration Statement made in reliance upon and in conformity with information that was furnished by or on behalf of the Acquired Fund Trust or the Acquired Fund for use therein, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder, provided that any failure to comply with these statutes, rules and regulations is a direct result of (a) the provision of misleading or inaccurate information by or on behalf of the Acquired Fund Trust or the Acquired Fund to the Acquiring Fund Trust in connection with the preparation of the Proxy Statement or (b) the failure to provide any necessary and accurate information by the Acquired Fund Trust or the Acquired Fund to the Acquiring Fund Trust in connection with or related to the preparation of the Proxy Statement.

        4.2 The Acquiring Fund Trust, on behalf of the Acquiring Fund, represents and warrants to the Acquired Fund Trust, on behalf of the Acquired Fund, as follows:

                (a) The Acquiring Fund is a duly established and designated series of the Acquiring Fund Trust, a Delaware statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power to own all of its properties and assets, to carry on its business as it is now being conducted and to carry out its obligations under this Agreement.

                (b) The Acquiring Fund Trust is registered under the 1940 Act as an open-end management investment company, and the Acquiring Fund Shares are registered under the 1933 Act, and such registrations have not been revoked or rescinded and are in full force and effect.

                (c) The Acquiring Fund's Prospectus and its statement of additional information conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

                (d) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of the Acquiring Fund Trust's Charter or its By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund Trust is a party on behalf of the Acquiring Fund or by which the Acquiring Fund is bound or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Fund Trust is a party on behalf of the Acquiring Fund or by which the Acquiring Fund is bound.

                (e) The Acquiring Fund has no material contracts or other commitments outstanding (other than this Agreement) that will be terminated with liability to the Acquiring Fund on or prior to the Closing Date.

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                (f)     No consent, approval, authorization, or order of any
        court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except as may be required under the 1933 Act, the 1934 Act and the 1940 Act and by state securities law.

                (g) No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to its knowledge threatened against the Acquiring Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

                (h) The Acquiring Fund will not have had any assets (other than assets required to meet requirements of Section 14(a) of the 1940 Act or other seed capital) or operations at any time prior to the Closing Date. Upon filing of its first federal income tax return at the completion of its first taxable year, the Acquiring Fund will elect to be treated as a regulated investment company and until such time will take all steps necessary to ensure qualification as a regulated investment company under the Code.

                (i) All issued and outstanding shares of the Acquiring Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring Fund Trust, and no shareholder of the Acquiring Fund shall have any preemptive right of subscription or purchase in respect of them. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares.

                (j) The Acquiring Fund Shares to be issued and delivered to the Acquired Fund for the account of Acquired Fund Shareholders, pursuant to the terms of this Agreement, on the Closing Date will have been duly authorized Acquiring Fund Shares, and will be fully paid and non-assessable by the Acquiring Fund Trust and no shareholder of the Acquiring Fund shall have any preemptive right of subscription or purchase in respect of them.

                (k) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Acquiring Fund Trust's Board, subject to the approval of the Acquired Fund's shareholders, and assuming the due authorization, execution and delivery of this Agreement by the Acquired Fund Trust, this Agreement constitutes the valid and legally binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law).

                (l) The Registration Statement referred to in paragraph 5.5 (only insofar as it relates to the Acquiring Fund and is based on information furnished by the Acquiring Fund) will, on the effective date of the Registration Statement, (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading; provided, however, that the representations and warranties in this subparagraph (l) shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquired Fund Trust or the Acquired Fund for use therein, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder.

5.      COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND.

        5.1 The Acquiring Fund and the Acquired Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include payment of customary dividends and other distributions.

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        5.2     The Acquired Fund Trust will call a meeting of the Acquired
Fund's shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

        5.3 Subject to the provisions of this Agreement, the Acquired Fund and the Acquiring Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

        5.4 As promptly as practicable, but in any case within 60 days after the Closing Date, the Acquired Fund Trust shall furnish the Acquiring Fund Trust, in such form as is reasonably satisfactory to the Acquiring Fund Trust, a statement of the current and accumulated earnings and profits of the Acquired Fund for federal income tax purposes and of any capital loss carryovers and other items that will be carried over to the Acquiring Fund under the Code, in each instance indicating the period or periods to which such earnings and profits, carryovers and other items relate or in which they arose, as applicable, which statement will be certified by the Acquired Fund Trust's President or its Chief Financial Officer.

        5.5 The Acquired Fund Trust, on behalf of the Acquired Fund, will provide the Acquiring Fund with information reasonably necessary for the preparation of a prospectus, which will include the Proxy Statement, all to be included in a Registration Statement on Form N-14 of the Acquiring Fund Trust, on behalf of the Acquiring Fund, and any supplement or amendment thereto (the "Registration Statement") in compliance with the 1933 Act, the 1934 Act and the 1940 Act in connection with the meeting of the Acquired Fund's shareholders referred to in paragraph 5.2.

        5.6 The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

        5.7 The Acquired Fund Trust, on behalf of the Acquired Fund, covenants that the Acquired Fund is not acquiring the Acquiring Fund Shares to be issued hereunder for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

        5.8 The Acquired Fund Trust, on behalf of the Acquired Fund, will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of Acquired Fund shares.

        5.9 As soon as is reasonably practicable after the Closing, the Acquired Fund will make a liquidating distribution to Acquired Fund Shareholders consisting of the Acquiring Fund Shares received at the Closing.

        5.10 The Acquired Fund Trust, on behalf of the Acquired Fund, covenants that it will, from time to time, as and when reasonably requested by the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as the Acquiring Fund may reasonably deem necessary or desirable to vest in and confirm the Acquiring Fund's title to and possession of all the Assets and otherwise to carry out the intent and purpose of this Agreement.

        5.11 Each of the Acquired Fund and the Acquiring Fund and the Acquired Fund Trust and the Acquiring Fund Trust shall use its best efforts to cause the Reorganization to qualify, and will not (either before or after the Closing Date) knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could prevent the Reorganization from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

6.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND.

        The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

        6.1 All representations and warranties by the Acquired Fund Trust, on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

        6.2 The Acquired Fund Trust shall have delivered to the Acquiring Fund Trust on the Closing Date a statement of the Acquired Fund's assets and liabilities, together with a list of the Acquired Fund's portfolio securities showing the federal income tax basis of such securities by lot and the respective holding periods of each such lot of securities, as of the Closing Date, certified by the Acquired Fund Trust's Treasurer.

        6.3 The Acquired Fund Trust shall have delivered to the Acquiring Fund Trust on the Closing Date a certificate executed in the Acquired Fund Trust's name by its President or Vice President and its Treasurer, in form and substance satisfactory to the Acquiring Fund Trust, to the effect that the representations and warranties made in this Agreement by the Acquired Fund Trust, on behalf of the Acquired Fund, are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Acquiring Fund Trust shall reasonably request.

        6.4 The Acquired Fund and the Acquired Fund Trust shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquired Fund or the Acquired Fund Trust, as the case may be, on or before the Closing Date.

        6.5 The Acquiring Fund shall have received on the Closing Date a favorable opinion of Morgan, Lewis & Bockius LLP, counsel to the Acquired Fund, in a form satisfactory to the Acquiring Fund Trust, that:

                (a) the Acquired Fund Trust is a voluntary association with transferable shares of the type commonly referred to as a Massachusetts business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts and has the power to own all of its properties and assets and to carry on its business as a registered investment company and the Acquired Fund is a duly established and designated series of the Acquired Fund Trust;

                (b) this Agreement has been duly authorized, executed and delivered by the Acquired Fund Trust, on behalf of the Acquired Fund and, assuming due authorization, execution and delivery of this Agreement by the Acquiring Fund Trust, on behalf of the Acquiring Fund, is a valid and legally binding obligation of the Acquired Fund Trust, on behalf of the Acquired Fund, enforceable against the Acquired Fund Trust, with respect to the Acquired Fund, in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law);

                (c) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, conflict with the Acquired Fund Trust's Charter or its By-Laws or result in a material violation of any provision of any material agreement (known to such counsel) to which the Acquired Fund is a party or by which it or its property is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any material agreement, judgment, or decree to which the Acquired Fund is a party or by which it or its property is bound;

                (d) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the Commonwealth of Massachusetts is required for the consummation by the Acquired Fund Trust, on behalf of the Acquired Fund, of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws;

                (e) to the knowledge of such counsel, there is no legal, administrative or governmental proceeding, investigation, order, decree or judgment of any court or governmental body, only insofar as they relate to the Acquired Fund or its assets or properties, pending, threatened or otherwise existing on or before the effective date of the Registration Statement or the Closing Date that is required to be described in the Registration Statement or to be filed as an exhibit to the Registration Statement that is not described or filed as required or that materially and adversely affect the Acquired Fund's business; and

                (f) the Acquired Fund Trust is registered as an investment company under the 1940 Act, and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect.

        In rendering its opinion, counsel may (i) limit such opinion to applicable federal and state law and rely as to matters governed by the laws of the Commonwealth of Massachusetts on an opinion of Massachusetts counsel and/or certificates of officers or trustees of the Acquired Fund Trust; (ii) rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which counsel may treat as representations and warranties made to it, and in separate letters addressed to counsel and the certificates delivered pursuant to this Agreement; and (iii) define the word "knowledge" and related terms to mean the knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Agreement. In rendering its opinion pursuant to subparagraph (b) of this section, counsel may limit such opinion with respect to the application of equitable principles or any proceeding, whether at law or in equity, as to the enforceability of any provision of the Agreement relating to remedies after default, as to availability of any specific or equitable relief of any kind, with respect to the provisions of the Agreement intended to limit liability for a particular matter to the Acquired Fund and its assets, including but not limited to the provisions of the Agreement relating to indemnification.

        6.6 The Acquiring Fund shall have received from PricewaterhouseCoopers LLP a consent dated near the effective date of the Registration Statement, in form and substance satisfactory to the Acquiring Fund, to the effect that they consent to the incorporation by reference of their report relating to the financial statements and financial highlights of the Acquired Fund in the Registration Statement.

        6.7 The Acquired Fund shall have previously provided to the Acquiring Fund (and at the Closing shall provide an update through the Closing Date of such information) data that supports a calculation of the Acquired Fund's total return for all periods since the organization of the Acquired Fund. Such data shall have been prepared in accordance in all material respects with the requirements of the 1940 Act and the regulations thereunder.

7.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND.

        The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

        7.1 All representations and warranties by the Acquiring Fund Trust, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

        7.2 The Acquiring Fund Trust shall have delivered to the Acquired Fund Trust on the Closing Date a certificate executed in the Acquiring Fund Trust's name by its President or Vice President and its Treasurer, in form and substance reasonably satisfactory to the Acquired Fund Trust, to the effect that the representations and warranties made in this Agreement by the Acquiring Fund Trust, on behalf of the Acquiring Fund, are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Acquired Fund Trust shall reasonably request.

        7.3 The Acquiring Fund and the Acquiring Fund Trust shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquiring Fund or the Acquiring Fund Trust, as the case may be, on or before the Closing Date.

        7.4 The Acquired Fund shall have received on the Closing Date a favorable opinion of Kramer Levin Naftalis & Frankel LLP, counsel to the Acquiring Fund, in a form satisfactory to the Acquired Fund Trust, that:

                (a) the Acquiring Fund Trust is a Delaware statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own all of its properties and assets and to carry on its business as a registered investment company and the Acquiring Fund is a duly established and designated series of the Acquiring Fund Trust;

                (b) this Agreement has been duly authorized, executed and delivered by the Acquiring Fund Trust, on behalf of the Acquiring Fund and, assuming due authorization, execution and delivery of this Agreement by the Acquired Fund Trust, on behalf of the Acquired Fund, is a valid and legally binding obligation of the Acquiring Fund Trust, on behalf of the Acquiring Fund, enforceable against the Acquiring Fund Trust, with respect to the Acquiring Fund, in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law);

                (c) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, conflict with the Acquiring Fund Trust's Charter or its By-Laws or result in a material violation of any provision of any material agreement (known to such counsel) to which the Acquiring Fund is a party or by which it or its property is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any material agreement, judgment, or decree to which the Acquiring Fund is a party or by which it or its property is bound;

                (d) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for the consummation by the Acquiring Fund Trust, on behalf of the Acquiring Fund, of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws;

                (e) to the knowledge of such counsel, there is no legal, administrative or governmental proceeding, investigation, order, decree or judgment of any court or governmental body, only insofar as they relate to the Acquiring Fund or its assets or properties, pending, threatened or otherwise existing on or before the effective date of the Registration Statement or the Closing Date that is required to be described in the Registration Statement or to be filed as an exhibit to the Registration Statement that is not described or filed as required or that materially and adversely affect the Acquiring Fund's business;

                (f) the Acquiring Fund Trust is registered as an investment company under the 1940 Act, and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and

                (g) the Acquiring Fund Shares to be issued and delivered to the Acquired Fund pursuant to the terms of this Agreement have been duly authorized for issuance and, when issued and delivered as provided in the Agreement, will be validly issued, fully paid and non-assessable under Delaware law, and no preemptive rights of shareholders exist with respect to any such shares or the issue or delivery thereof.

        Such counsel may rely as to matters governed by the laws of the State of Delaware on an opinion of Delaware counsel and/or certificates of officers or trustees of the Acquiring Fund Trust. Such opinion also shall include such other matters incident to the transaction contemplated hereby as the Acquired Fund Trust may reasonably request.

        In rendering its opinion, counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which counsel may treat as representations and warranties made to it, and in separate letters addressed to counsel and the certificates delivered pursuant to this Agreement.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND AND THE ACQUIRING FUND.

        If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Acquired Fund or the Acquiring Fund, the Acquired Fund Trust or the Acquiring Fund Trust, respectively, shall, at its option, not be required to consummate the transactions contemplated by this Agreement.

        8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of the Acquired Fund Trust's Charter and its By-Laws, applicable Massachusetts law and the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything in this Agreement to the contrary, neither the Acquired Fund nor the Acquiring Fund may waive the conditions set forth in this paragraph 8.1.

        8.2 On the Closing Date, no action, suit or other proceeding shall be pending or, to either party's knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

        8.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities) deemed necessary by the Acquired Fund or the Acquiring Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquired Fund or the Acquiring Fund.

        8.4 The Acquired Fund and the Acquiring Fund shall have agreed on the number of full and fractional Class A, Class C and Class Z Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 2.3.

        8.5 The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

        8.6 The Acquired Fund Trust shall have received an opinion of Morgan, Lewis & Bockius LLP addressed to the Acquired Fund Trust, on behalf of the Acquired Fund, and the Acquiring Fund Trust shall have received an opinion of Kramer Levin Naftalis & Frankel LLP addressed to the Acquiring Fund Trust, on behalf of the Acquiring Fund, substantially to the effect that, based on certain facts, qualifications, assumptions and representations, and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

                (a) the transfer of all of the Assets to the Acquiring Fund in exchange solely for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities, followed by the distribution by the Acquired Fund of the Acquiring Fund Shares to the Acquired Fund Shareholders in complete liquidation of the Acquired Fund, will qualify as a "reorganization" as defined in Section 368(a)(1)(F) of the Code, and each of the Acquired Fund and the Acquiring Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

                (b) no gain or loss will be recognized by the Acquiring Fund upon the receipt of the Assets in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities pursuant to the Reorganization;

                (c) no gain or loss will be recognized by the Acquired Fund upon the transfer of the Assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities or upon the distribution (whether actual or constructive) of Acquiring Fund Shares to Acquired Fund Shareholders in exchange for their shares of the Acquired Fund in liquidation of the Acquired Fund pursuant to the Reorganization;

                (d) no gain or loss will be recognized by Acquired Fund Shareholders upon the exchange of their Acquired Fund shares for the Acquiring Fund Shares pursuant to the Reorganization;

                (e) the aggregate tax basis for the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares held by such Acquired Fund Shareholder immediately prior to the Reorganization, and the holding period of the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will include the period during which the Acquired Fund shares exchanged therefore were held by such Acquired Fund Shareholder (provided the Acquired Fund shares were held as capital assets on the date of the exchange); and

                (f) the tax basis of each Asset acquired by the Acquiring Fund pursuant to the Reorganization will be the same as the tax basis of that Asset to the Acquired Fund immediately prior to the Reorganization, and the holding period of each Asset in the hands of the Acquiring Fund will include the period during which such Asset was held by the Acquired Fund. In rendering its opinion, each of Morgan, Lewis & Bockius LLP and Kramer Levin Naftalis & Frankel LLP may rely upon such certificates as it shall request of the Acquiring Fund Trust on behalf of the Acquiring Fund, the Acquired Fund Trust on behalf of the Acquired Fund and Fund Services. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.6.

        In rendering its opinion, each counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which counsel may treat as representations and warranties made to it, and in separate letters addressed to counsel and the certificates delivered pursuant to this Agreement.

        No opinions will be expressed as to the effect of the Reorganization on
        (i) the Acquired Fund or the Acquiring Fund with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting, and (ii) any Acquired Fund Shareholders that are required to recognize unrealized gains and losses for federal income tax purposes under a mark-to-market system of accounting.

9.      ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES.

        9.1 The Acquired Fund Trust and the Acquiring Fund Trust agree that neither party has made any representation, warranty or covenant not set forth herein and this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

        9.2 The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

10.     TERMINATION OF AGREEMENT.

        This Agreement may be terminated and the transactions contemplated hereby may be abandoned by mutual agreement of the parties or by either party
(i) if the Closing shall not have occurred on or before February 7, 2006, unless such date is extended by mutual agreement of the parties, or (ii) if the other party shall have materially breached its obligations under this Agreement or made a material and intentional misrepresentation herein or in connection herewith. In the event of any such termination, this Agreement shall become void and there shall be no liability hereunder on the part of any party or their respective trustees or officers, except for any such material breach or intentional misrepresentation, as to each of which all remedies at law or in equity of the party adversely affected shall survive.

11.     AMENDMENTS.

        This Agreement may be amended, modified and supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Acquiring Fund Trust and the Acquired Fund Trust; provided, however, that following the meeting of shareholders of the Acquired Fund referred to in paragraph 5.2, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

12.     EXPENSES.

        12.1 Each of the Acquired Fund Trust and the Acquiring Fund Trust represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

        12.2 Each party acknowledges that all expenses incurred in connection with the Reorganization, whether or not the Reorganization is consummated, will be borne by Old Mutual Capital, Inc.

13.     NOTICES.

        Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, personal service or prepaid or certified mail addressed to:

        If to the Acquired Fund Trust,

        The Advisors' Inner Circle Fund
        c/o SEI Investments Global Funds Services
        One Freedom Valley Drive
        Oaks, Pennsylvania 19456
        Attn: James F. Volk
        Telephone: 610.676.3107
        Fax: 484.676.3107

        with a copy to:
        John M. Ford
        Morgan, Lewis & Bockius LLP
        1111 Pennsylvania Avenue, NW
        Washington, DC 20004
        Telephone: 202.739.5856
        Fax: 202.739.3001

        If to the Acquiring Fund Trust,

        Old Mutual Advisor Funds
        4643 South Ulster Street, Suite 600
        Denver, Colorado
        Attn: Andra C. Ozols, Esq.
        Telephone: 888.744.5050
        Fax: 720.200.7729

14.     HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF
        LIABILITY.

        14.1 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        14.2 This Agreement may be executed in counterparts, each of which, when executed and delivered, shall be deemed to be an original.

        14.3 This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws; provided, however, that the due authorization, execution and delivery of this Agreement by the Acquired Fund Trust and the Acquiring Fund Trust shall be governed and construed in accordance with the internal laws of the Commonwealth of Massachusetts and the State of Delaware, respectively, without giving effect to principles of conflict of laws.

        14.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

        14.5 It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents, or employees of the Acquired Fund Trust or the Acquiring Fund Trust personally, but shall bind only the property of the Acquired Fund or the Acquiring Fund, as the case may be, as provided in the Acquired Fund Trust's Charter or the Acquiring Fund Trust's Charter. A copy of the Acquired Fund's Charter is on file at the office of the Secretary of the Commonwealth of Massachusetts. The execution and delivery of this Agreement by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Acquired Fund or the Acquiring Fund, as the case may be.

        IN WITNESS WHEREOF, the Acquired Fund Trust and the Acquiring Fund Trust each have caused this Agreement and Plan of Reorganization to be executed and attested on its behalf by its duly authorized representatives as of the date first above written.

THE ADVISORS' INNER CIRCLE FUND,
on behalf of Analytic Defensive Equity Fund

By: /s/ James F. Volk
   -------------------------------

Name: James F. Volk
     -----------------------------

Title: President
      ----------------------------


ATTEST:
       ---------------------------
Name:
     -----------------------------
Title:
      ----------------------------

OLD MUTUAL ADVISOR FUNDS,
on behalf of Old Mutual Analytic Defensive Equity Fund


By: /s/ David J. Bullock
   -------------------------------

Name: David J. Bullock
     -----------------------------

Title: President
      ----------------------------


ATTEST: /s/ Andra Ozols
       ---------------------------

Name:  Andra Ozols
     -----------------------------

Title: Secretary
      ----------------------------